                                                                    Exhibit D(7)

                               SECURITY AGREEMENT

1. DEBTOR:           Syngistix, Inc.,
                     a Delaware corporation
                     5340 South Quebec Street, Suite 300
                     Englewood, Colorado 80111

2. SECURED PARTIES:  The persons listed on the attached SCHEDULE 1
                     c/o Roser Ventures Limited Liability Company, a Colorado limited liability company, as Collateral Agent for Secured Parties,
                     1105 Spruce Street
                     Boulder, Colorado 80302

3. COLLATERAL: The following property which is now or hereafter owned by Debtor or in which Debtor now or hereafter has any right, title or interest (collectively, the "COLLATERAL"):

         (a) All of the assets of Debtor, including, but not limited to, accounts, accounts receivable, chattel paper, inventory, equipment, furniture, fixtures, general intangibles, documents, instruments, money, contract rights, franchises, licenses, permits, accreditation and goods, letter of credit rights, deposit accounts, commercial tort claims and investment property, now owned or hereafter acquired by the Debtor; and

         (b) All additions, renewals and replacements of the items of property listed herein and all articles in substitution therefor, including, without limitation, all cash and non-cash proceeds from the sale or other transfer of any of such items.

4. PRIMARY USE OF COLLATERAL: Business.

5. OBLIGATIONS: All of the following items shall be collectively referred to as the "OBLIGATIONS":

         (a) All obligations to Secured Parties, direct or indirect, absolute or contingent, now existing or hereafter arising in connection with that financing in the amount of $10,000,000 made by Secured Parties to Debtor (collectively, the "LOANS"), including, but not limited to, the performance and observance of any term or condition of the following:

                  (1) this Security Agreement;

                  (2) those certain Notes of even date herewith, executed by Debtor and payable to the order of Secured Parties (collectively, the "NOTES") and all sums now or hereafter advanced thereunder;

                  (3) that certain Note Purchase Agreement of even date herewith between Debtor and Secured Parties (the "LOAN AGREEMENT"); and

                  (4) all other documents or instruments now or hereafter evidencing, securing, guaranteeing and/or relating to the indebtedness evidenced by the Notes and the Loan Agreement.

All of the documents and instruments referred to in this Section 5(a), as the same may be amended or replaced from time to time, are hereinafter collectively referred to as the "LOAN DOCUMENTS."

         (b) All expenditures made or incurred by Secured Parties to protect and maintain the Collateral and to enforce their rights under this Security Agreement, as more fully set forth herein.

         (c) Any and all future advances made under the Notes or any of the other Loan Documents.

6. SECURITY INTEREST: Debtor hereby grants to Secured Parties a continuing security interest in the Collateral and all proceeds from the sale of the Collateral. The security interest granted herein is given to secure payment and performance of the Obligations.

7. WARRANTIES AND REPRESENTATIONS: Debtor warrants and represents to Secured Parties that:

         (a) Debtor is the sole owner of the Collateral free and clear of all liens, security interests, adverse claims and encumbrances other than the security interest created hereby and by the other Loan Documents, except for (i) licenses granted by Debtor to its customers in the ordinary course of business; and (ii) any exceptions listed on the Schedule of Exceptions of the Loan Agreement (collectively, "EXCEPTIONS").

         (b) No financing statement covering any of the Collateral is on file in any public office, other than the financing statement evidencing the security interest created hereby.

         (c) Those parts of the Collateral that are general intangibles are or will be enforceable in accordance with their respective terms, and Debtor has the authority and capacity to contract and be bound thereunder.

         (d) The execution and delivery of this Security Agreement will not violate any agreement or document to which Debtor is a party.

         (e) Debtor is not in default under any of the Collateral.

         (f) The Collateral will be used primarily for the purpose set forth in
Section 4 above.




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

         (g) The principal place of business of Debtor is 5340 South Quebec Street, Suite 300, Englewood, Colorado 80111.

         (h) Debtor is incorporated under the laws of the State of Delaware.

8. COVENANTS OF DEBTOR: Except for the Exceptions and as may otherwise be set forth in or allowed under the terms of any of the other Loan Documents, Debtor covenants and agrees that unless and until Secured Parties expressly agree to another course of action:

         (a) Debtor shall not sell, pledge, hypothecate, transfer, lease, assign, abandon or otherwise dispose of any of the Collateral or any interest therein except in the ordinary course of business.

         (b) Debtor shall keep the Collateral in good condition and repair, subject to ordinary wear and tear, and properly maintained and free of liens, security interests and encumbrances other than the security interest created hereby.

         (c) Debtor shall promptly notify Secured Parties of any Event of Default (as defined in Section 9 hereof).

         (d) Debtor shall not use the Collateral in violation of any applicable statute, ordinance or insurance policy.

         (e) Debtor shall defend the Collateral against the claims and demands of all persons.

         (f) Debtor shall pay promptly and before delinquency all taxes and assessments with respect to the Collateral and shall deliver to Secured Parties, on demand, a receipt or other evidence satisfactory to Secured Parties of the payment thereof.

         (g) Debtor shall, at any time upon reasonable request of Secured Parties, exhibit to and allow inspection by Secured Parties of the Collateral and shall, promptly upon request from Secured Parties, deliver to Secured Parties an accurate, current inventory of the Collateral in such detail as Secured Parties shall reasonably require.

         (h) Debtor shall keep the Collateral insured to the extent such Collateral, or part thereof, is reasonably insurable.

         (i) Secured Parties, at their option, may discharge taxes, liens, security interests and other encumbrances against the Collateral and may pay for the repair of any damage to the Collateral, the maintenance and preservation thereof and insurance thereon if not otherwise paid or performed by Debtor. Debtor shall reimburse Secured Parties on demand for any payments as made, plus interest thereon at the interest rate specified in the Notes from the date of such payment. Any such payments made by Secured Parties, together with interest thereon, shall be secured by the Collateral as provided herein and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

         (j) Debtor shall from time to time execute financing statements and other documents in form satisfactory to Secured Parties and pay the cost of filing or recording them in whatever public offices Secured Parties reasonably deem necessary and perform such other acts as Secured Parties may reasonably request to perfect and maintain a valid security interest in the Collateral.

         (k) Debtor shall not move its principal place of business or its books and records relating to the Collateral without 30 days' prior written notice thereof to Secured Parties.

         (l) Debtor shall not change its name, its state of incorporation or otherwise do anything which would make the information set forth in the financing statements relating to the Collateral materially misleading without immediately notifying Secured Parties of the same.

         (m) Debtor shall not default under any Collateral and shall preserve and maintain all Debtor's rights thereunder.

         (n) Debtor shall take all reasonable steps that the Secured Parties request to obtain releases of the Terminated Liens and cause termination statements to be filed in all appropriate offices.

9. EVENTS OF DEFAULT: The happening of any of the following events or conditions shall be a default under this Security Agreement (each, an "EVENT OF DEFAULT" or collectively, the "EVENTS OF DEFAULT"):

         (a) Breach or violation by Debtor of any covenant, term or condition of this Security Agreement or under any of the other Loan Documents not cured within any applicable notice and grace period provided herein or therein;

         (b) Default by Debtor under this Security Agreement or any of the other Loan Documents unless cured within any applicable grace or cure period provided herein or therein;

         (c) Any warranty, representation or statement of Debtor contained in this Security Agreement, in any of the other Loan Documents or otherwise made or furnished to Secured Parties by or on behalf of Debtor proves to have been false in any material respect when made or furnished; or

         (d) The seizure or taking of any of the Collateral by any governmental or similar authority or the issuance of a writ, order of attachment or garnishment with respect thereto.

Any default under this Security Agreement not cured within any applicable grace or cure period, if any, shall be a default under each of the other Loan Documents.

10. RIGHTS AND REMEDIES:

         (a) Upon the occurrence of any Event of Default, which Event of Default has not been cured within any applicable grace or cure period, Secured Parties may, without further notice or demand, including, without limitation, notice of intent to accelerate and notice of acceleration, declare any of the Obligations immediately due and payable and this Security Agreement in default, and thereafter, Secured Parties shall have the remedies of a secured party under the Uniform Commercial Code as then in effect in the State of Colorado and all other rights and remedies at law or in equity available to secured creditors in the State of Colorado, including, without limitation, the right to take possession of the Collateral and any proceeds thereof. To take possession, Secured Parties may enter upon any premises where the Collateral is kept and remove the Collateral or any proceeds therefrom. If notice is required by law, 10 days' prior written notice of the time and place of any public sale of the Collateral or of the time of or after which any private sale or any other intended disposition of the Collateral is to be made given to Debtor pursuant to the provisions of Section 12(f) hereof shall be reasonable notice to Debtor. No such notice is necessary if the Collateral is perishable, threatens to decline speedily in value, or is of a type customarily sold on a recognized market.

         (b) During the time that Secured Parties are in possession of the Collateral, and to the extent permitted by law, Secured Parties shall have the right to hold, use, operate, manage and control all or any part of the Collateral. Upon the occurrence of an Event of Default, Secured Parties may notify account debtors to make payment directly to Secured Parties and collect and retain all proceeds and other sums due or to become due with respect to the Collateral, accounting only for the net proceeds arising from such use and charging against receipts from such use all costs, expenses, charges, damage or loss by reason of such use. Notwithstanding the foregoing, Secured Parties shall also be entitled, without further notice or demand and to the extent permitted by law, to have a receiver appointed to take charge of all or any part of the Collateral, exercising all of the rights specified in the immediately preceding sentence.

         (c) Debtor shall pay to Secured Parties on demand all expenses (including, without limitation, attorneys' fees) incurred by Secured Parties incidental to taking, holding, preparing for sale, selling and the like or otherwise dealing with the Collateral, or incurred by Secured Parties in otherwise enforcing any term or condition of this Security Agreement, together with interest thereon at the interest rate specified in the Notes, and all such expenses and interest shall be secured by the Collateral as provided herein and by all of the other Loan Documents securing all or any part of the indebtedness evidenced by the Notes.

         (d) Secured Parties may require Debtor to assemble the Collateral and make it available at a place Secured Parties designate which is mutually convenient to allow Secured Parties to take possession or dispose of the Collateral.

         (e) Any and all statements of fact or other recitals made in any bill of sale or assignment or other instrument evidencing any foreclosure sale hereunder as to nonpayment of indebtedness or as to the occurrence of any default, or as to Secured Parties having declared all of such indebtedness to be due and payable, or as to notice of time, place and terms of sale and of the properties to be sold having been duly given by Secured Parties, shall be taken as prima facie evidence of the truth of the facts so stated and recited.

         (f) Secured Parties may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale of the Collateral held by Secured Parties, including the sending of notices and the conduct of the sale, in the name and on behalf of Secured Parties.

         (g) Nothing herein contained is intended, nor shall be construed, to preclude Secured Parties from pursuing any other remedy provided by law for the collection or enforcement of any of the Obligations. Any and all rights and remedies herein expressly conferred upon Secured Parties shall be deemed cumulative with, and not exclusive of, any other remedy conferred hereby, by the other Loan Documents or by law or equity on Secured Parties, and the exercise of any one remedy shall not preclude the exercise of any other.

11. COLLATERAL AGENT:

         (a) No individual Secured Party hereunder shall have the right to take any legal action or bring any suit in respect of any provision of this Security Agreement. Additionally, no action arising from or in connection with an event of default shall be made, unless Secured Parties, acting through the Collateral Agent and representing at least a 65% of the outstanding principal balance of the Notes (the "MAJORITY SECURED PARTY"), as calculated at the time of the action or amendment, have elected in writing to take such action. Any writing signed by the Majority Secured Party shall have the legal effect of a writing signed by all Secured Parties.

         (b) Each Secured Party hereby appoints and authorizes Roser Ventures Limited Liability Company (the "COLLATERAL AGENT") to take such actions as the Collateral Agent on its behalf and to exercise such powers under this Security Agreement as are delegated to the Collateral Agent by the terms hereof, together with such powers as are reasonably incidental thereto. The Collateral Agent shall have no duties or responsibilities except those expressly set forth in this Security Agreement. THE DUTIES OF THE COLLATERAL AGENT SHALL BE MECHANICAL AND ADMINISTRATIVE IN NATURE; THE COLLATERAL AGENT SHALL NOT HAVE BY REASON OF THIS SECURITY AGREEMENT A FIDUCIARY RELATIONSHIP IN RESPECT OF ANY SECURED PARTY; AND NOTHING IN THIS SECURITY AGREEMENT OR THE NOTES, EXPRESS OR IMPLIED, IS INTENDED TO OR SHALL BE SO CONSTRUED AS TO IMPOSE UPON THE COLLATERAL AGENT ANY OBLIGATIONS IN RESPECT OF THIS SECURITY AGREEMENT EXCEPT AS EXPRESSLY SET FORTH HEREIN. In any instance where the Collateral Agent is required or permitted to consent to or approve any action of Debtor under this Security Agreement, such consent or approval shall be deemed to be administrative in nature and may be given or withheld in the Collateral Agent's sole discretion unless this Security Agreement or the Notes state otherwise. As to any matters not expressly provided for by this Security Agreement, including enforcement or collection of the Notes, the Collateral Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining) upon the written instructions of the Majority Secured Party, and such instructions shall be binding on the Secured Parties, PROVIDED that the Collateral Agent shall not be required to take any action which exposes the Collateral Agent to personal liability or which is contrary to this Security Agreement, the Notes or applicable law. Each Secured Party shall execute and deliver such additional instruments, including powers of attorney in favor of the Collateral Agent, as may be necessary or desirable to enable the Collateral Agent to exercise its powers hereunder. Without limiting the foregoing, the Collateral Agent is authorized on behalf of the Secured Parties, without the necessity of any notice to or further consent from the Secured Parties, from time to time to take any action with respect to any Collateral which may be necessary to maintain perfected security interest in and liens upon the Collateral. Unless the Collateral Agent shall receive written instructions from the Majority Secured Party, however, the Collateral Agent shall have no independent duty to take such actions.

         (c) The Collateral Agent and, if applicable, any of its managers, members, officers, agents or employees, shall not be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Security Agreement, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Collateral
Agent:

                  (1) may treat each Secured Party which is a party thereto as the party entitled to receive payments hereunder until the Collateral Agent receives written notice of the assignment of such Secured Party's interest herein signed by such Secured Party and made in accordance with the terms hereof and a written agreement of the assignee that it is bound hereby to the same extent as it would have been had it been an original party hereto, in each case in form satisfactory to the Collateral Agent;

                  (2) to the extent the Collateral Agent deems reasonably necessary, the Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by the Collateral Agent, the reasonable cost of which consultation shall be borne by Debtor, and the Collateral Agent shall not be liable for any action taken or omitted to be taken in good faith in accordance with the advice of such experts;

                  (3) makes no warranty or representation of any kind whatsoever to any Secured Party and shall not be responsible to any Secured Party for any statements, warranties or representations made in or in connection with the Loan Documents, or in any instrument or document furnished pursuant thereto;

                  (4) shall not have any duty to ascertain or to inquire as to the performance of any of the terms, covenants, or conditions of the Loan Documents, or of any instrument or document furnished pursuant thereto on the part of Debtor or as to the use of the proceeds of any Note;

                  (5) shall not be responsible to any Secured Party for the due execution, legality, validity, enforceability, genuineness, effectiveness, or value of the Loan Documents, or of any instrument or document furnished pursuant thereto; and

                  (6) shall incur no liability under or in respect of the Loan Documents by acting upon any written notice, consent, certificate or other instrument or writing, which may be by cable, telex or facsimile, believed by it to be genuine and signed, sent or made by the proper party or parties or by acting upon any representation or warranty of Debtor made or deemed to be made in this Security Agreement or any other Note.

         (d) With respect to obligations owed to the Collateral Agent by Debtor, the Collateral Agent shall have the same rights and powers under this Security Agreement and the Notes as any other Secured Party and may exercise the same as though it were not the Collateral Agent, and the term "SECURED PARTY" as used herein shall, unless otherwise expressly indicated, include the Collateral Agent in its individual capacity.

         (e) Each Secured Party agrees to indemnify the Collateral Agent on a pro rata basis, according to the amount of principal under the Notes held by each such Security Party bears to the aggregate principal amount of all Notes held by the Secured Parties (the "PRO RATA AMOUNT"), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Collateral Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Collateral Agent under the Loan Documents, except any such as result from the Collateral Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Secured Party agrees to reimburse the Collateral Agent promptly on demand in proportion to its Pro Rata Amount for any out-of-pocket expenses, including legal fees, incurred by the Collateral Agent in connection with the administration or enforcement or preservation of any rights under the Loan Documents.

         (f) Each of the Secured Parties, other than The Roser Partnership III, SBIC LP and its affiliates, hereby (1) appoints Gary M. Jacobs as his, her or its agent under this Security Agreement, (2) authorizes Gary M. Jacobs to take all actions under this Security Agreement on his, her or its behalf and exercise all powers under this Security Agreement, (3) agrees that Gary M. Jacobs shall not be liable to them for any action taken or omitted to be taken by him under or in connection with this Security Agreement as his, her or its agent, except for his own gross negligence or willful misconduct, and (4) agrees to indemnify Gary M. Jacobs from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements or any kind or nature whatsoever which may be imposed on, incurred by or asserted against him in any way relating to or arising out of the Loan Documents or any action taken or omitted by him under the Loan Documents as his, her or its agent, except to the extent that any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements result from his gross negligence or willful misconduct.

12. GENERAL:

         (a) Any financing statements filed pursuant to this Security Agreement are, in part, for the protection of Secured Parties if any court shall at any time hold that notice of Secured Parties' priority of interest in any property described herein must, in order to be effective against a particular class of persons, including, but not limited to, the Federal Government or any subdivision or entity thereof, be filed in the Commercial Code records.




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

         (b) Debtor hereby indemnifies and holds harmless Secured Parties, and their employees, officers and agents, from and against any and all liabilities, claims and obligations which may be incurred, asserted or imposed upon them or any of them as a result of or in connection with any use, operation, lease or consumption of any of the Collateral or as a result of Secured Parties' seeking to obtain performance of any of the obligations due with respect to the Collateral (collectively, the "LOSSES"), unless such Losses were the result of any Security Party's gross negligence or willful misconduct.

         (c) No default shall be waived by Secured Parties except in writing and no waiver of any payment or other right under this Security Agreement shall operate as a waiver of any other payment or right.

         (d) Without affecting any obligations of Debtor under this Security Agreement and without prejudice to any of their rights hereunder, Secured Parties may, without notice or demand, renew, extend or grant indulgences with respect to any of the Obligations, take or release any other collateral as security for any of the Obligations, or add or release any guarantor, endorser, surety or other party to any of the Obligations.

         (e) Debtor hereby waives diligence, presentment, protest, demand and notice of every kind, as well as the right to require Secured Parties to proceed against any person liable for the payment or performance of any of the Obligations or to foreclose upon, sell or otherwise realize upon or collect or apply any other property, real or personal, securing any of the Obligations, as a condition or prior to proceeding hereunder.

         (f) Any notice, request, demand, statement, authorization, approval, consent or acceptance made under this Security Agreement shall be in writing and shall be (i) hand delivered, (ii) sent by Federal Express or other reputable overnight courier service, or (iii) sent by registered or certified mail, return receipt requested, postage prepaid and shall be deemed given (xx) when received if hand delivered, sent by Federal Express, or other reputable overnight courier service, or (yy) three business days after being postmarked and addressed as follows if sent by registered or certified mail, return receipt requested. Any notice, request, demand, statement, authorization, approval, consent or acceptance shall be sent to the following addresses:

         If to Debtor:

                           Syngistix, Inc.
                           5340 South Quebec Street, Suite 300
                           Englewood, Colorado 80111
                           Attention:  Chief Executive Officer

         with a copy (which shall not constitute notice) to:

                           Cooley Godward LLP
                           380 Interlocken Crescent, Suite 900
                           Broomfield, Colorado 80021
                           Attention:  Steven Segal, Esq.




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

         If to a Secured Party, to Secured Party's address as set forth on the attached SCHEDULE 1,

         with a copy (which shall not constitute notice) to:

                           Hogan & Hartson L.L.P.
                           1800 Broadway, Suite 200
                           Boulder, Colorado 80302
                           Attention:  Christopher D. Ozeroff, Esq.

Each party may designate a change of address by notice to the other parties, given as provided above at least 15 days before such change of address is to become effective.

         (g) Unless the context otherwise requires, all terms used herein which are defined in the Uniform Commercial Code as in effect in the State of Colorado shall have the meanings therein stated.

         (h) All of the rights and remedies of Secured Parties under this Security Agreement shall inure to the benefit of their successors and assigns. All obligations of Debtor hereunder shall be binding upon the successors and assigns of Debtor.

         (i) This Security Agreement may not be amended, modified or otherwise changed except by a written instrument duly executed by Debtor and the Majority Secured Party.

         (j) THIS SECURITY AGREEMENT SHALL BE CONSTRUED UNDER AND GOVERNED BY THE LAWS OF THE STATE OF COLORADO, EXCEPT TO THE EXTENT THAT THE APPLICABILITY OF ANY SUCH LAWS MAY NOW OR HEREAFTER BE PREEMPTED BY FEDERAL LAW, IN WHICH CASE, SUCH FEDERAL LAW SHALL SO GOVERN AND BE CONTROLLING.

         (k) Any provision hereof prohibited or invalid under applicable law shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the other provisions hereof.

         (l) Time is of the essence of this Security Agreement and all of its provisions.

         (m) The headings of this Security Agreement are inserted for convenience only and shall not affect the meaning or interpretation of this Security Agreement or any provisions hereof.

                                   * * * * * *



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
DATED:  February ___, 2002.

DEBTOR:

SYNGISTIX, INC.

By:
    -----------------------------------
Name:
      ---------------------------------
Title:
      ---------------------------------



SECURED PARTIES:

THE ROSER PARTNERSHIP III, SBIC LP

By: Roser Ventures SBIC Limited Liability Company, its general partner

By:
    -----------------------------------
Print Name:
            ---------------------------
Title:
       --------------------------------


CORE TECHNOLOGY FUND IV, LLC

By:
    -----------------------------------
Print Name:
            ---------------------------
Title:
       --------------------------------

---------------------------------------
[-----------]






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
                                   SCHEDULE 1

                             LIST OF SECURED PARTIES

NAME AND ADDRESS:


THE ROSER PARTNERSHIP III, SBIC LP
1105 Spruce Street
Boulder, Colorado 80302
Attention:  Christopher W. Roser, Manager

CORE TECHNOLOGY FUND IV, LLC
1871 Folsom, Suite 106
Boulder, Colorado 80302
Attention:  Gary Jacobs


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